Exhibit 99.1
Upland Software Acquires BlueVenn

March 2, 2021, 9:04 AM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD) announced that it has acquired BlueVenn, a leading cloud-based customer data platform (CDP). With BlueVenn, Upland customers can now securely unify their consumer data, unlocking the insights needed to create omnichannel digital engagement strategies to drive their business forward, all from a single vendor.

"BlueVenn is a highly strategic acquisition and a big step forward for Upland in the Customer Experience (CX) category," said Jack McDonald, chairman and CEO of Upland. "Centralizing customer data has been a persistent challenge for enterprises since today's digital consumer uses text, email, mobile applications, and websites to interact with the brands, products, and services they love. BlueVenn will sit at the center of our Customer Experience Management (CXM) offering and deliver a single view of the customer that will drive better engagement across every digital channel."

BlueVenn currently provides its global customer base, which includes among many others Gannett, Subaru UK, and The American Automobile Association, with the ability to securely access all of their online and offline consumer data sources – from in-store to email to mobile - in one centralized location. This unified view unlocks unique insights into crucial buying behaviors and makes them actionable, which allows companies to optimize omnichannel marketing campaign performance. All while ensuring consumer information is kept secure and compliant with regulations such as GDPR and CCPA.

“As our dealership network grew, each one respectively managing their consumer information, we began noticing discrepancies in our data. Consumers either moved or were interested in different vehicle types, and we had no way to track and verify that information, which meant we were losing critical moments to engage,” said Andrew Edmiston, managing director of Subaru UK. “With BlueVenn, we were able to unify our consumer database across our dealerships and then segment that information to create a stronger national marketing engagement strategy, which tripled our test drives and ultimately doubled our sales.”

With a unified consumer database sitting at the center of Upland’s CXM product suite, customers will have the power to reach their consumers where they are, driving engagement and conversions whether on email, mobile application, SMS, or online. Learn more at uplandsoftware.com/bluevennacquisition.

“Over the last seven years, BlueVenn and Upland have built a very successful partnership, integrating our technologies to provide incredible value to our mutual customers. By now joining Upland, we are helping marketers around the globe elevate their customer engagement capabilities,” said Steve Klin, CEO of BlueVenn. “I’m proud of what the BlueVenn team has built and look forward to the next evolution of this market at Upland.”

The purchase price paid for BlueVenn was $51.9 million in cash at closing (net of cash acquired), paid out of cash on hand, and a $2.4 million cash holdback payable in twelve months

Exhibit 99.1
(subject to indemnification claims). The foregoing excludes any potential future earn-out payments tied to additional performance based goals. Upland expects the acquisition to generate annual revenue of approximately $15.5 million, of which approximately $13.2 million is recurring, and will be subject to reductions for deferred revenue discount as a result of GAAP purchase accounting, estimated at $3.4 million for the remainder of 2021. The price paid for the acquisition is within Upland’s target range of 5-8x pro forma Adjusted EBITDA and it is expected that BlueVenn will generate at least $6.8 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland’s Adjusted EBITDA per share although incremental contributions to Adjusted EBITDA in March and the second quarter of 2021 will be minimal as the acquisition transforms into model.
Business Outlook
For the quarter ending March 31, 2021, Upland expects reported total revenue to be between $71.5 and $75.5 million, including subscription and support revenue between $68.4 and $71.4 million, for growth in recurring revenue of 9% at the mid-point over the quarter-ended March 31, 2020. First quarter 2021 Adjusted EBITDA is expected to be between $21.6 and $23.6 million, for an Adjusted EBITDA margin of 31% at the mid-point, representing a reduction of 8% at the mid-point over the quarter-ended March 31, 2020, reflecting our incremental investment in our sales headcount and related lead generation activities.
For the full year ending December 31, 2021, Upland expects reported total revenue to be between $299.0 and $311.0 million, including subscription and support revenue between $285.3 and $295.3, for growth in recurring revenue of 5% at the mid-point over the year ended December 31, 2020. Full year 2021 Adjusted EBITDA is expected to be between $94.4 and $100.4 million, for an Adjusted EBITDA margin of 32% at the mid-point, representing a reduction of 3% at the mid-point over the year ended December 31, 2020, reflecting our incremental investment in our sales headcount and related lead generation activities.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

About BlueVenn
BlueVenn provides marketers with all the analytics, predictive insight and omnichannel marketing automation capabilities they need. Powered by its customer data platform, BlueVenn unifies every customer interaction throughout time, from all devices and channels, and provides the ability for marketers to understand customer behavior while delivering personalized, real-time experiences that increase engagement and overall spend. BlueVenn has five offices, located in the U.S., U.K., and France.

Results International acted as exclusive financial advisor to BlueVenn.

Exhibit 99.1

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to

Exhibit 99.1
key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
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Media Contact:

Kendell Kelton
678.575.7428
media@uplandsoftware.com